M A R C H 2 5 , 2 0 2 5 Huron Consulting Group Inc. Investor Day Exhibit 99.2

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 2 Statements in this presentation that are not historical in nature, including those concerning the company's current expectations about its future results, are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as "may," "should," "expects," "provides," "anticipates," "assumes," "can," "will," "meets," "could," "likely," "intends," "might," "predicts," "seeks," "would," "believes," "estimates," "plans," "continues," "goals," "guidance," or "outlook," or similar expressions. These forward- looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions. These forward- looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under "Item 1A. Risk Factors" in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason. Guidance noted in this presentation is effective as of March 25, 2025. Forward-Looking Statements

HURON | 3

Agenda

Welcome	Hope Katz	General Counsel and Corporate Secretary
Huron's Growth Strategy	Mark Hussey	Chief Executive Officer and President
Our Financial Aspirations	John Kelly	Chief Financial Officer and Treasurer
Sustaining Accelerated Growth in Healthcare	Jim Gallas Andy Waldeck	Healthcare Industry Leader Innosight Capability Leader
Sustaining Accelerated Growth in Education	Mark Finlan	Education Industry Leader
Break		
Advancing Our Integrated Digital Platform	Mario Desiderio	Digital Capability Leader
Growing Our Business in Commercial Industries	Mark Hussey	Chief Executive Officer and President
Programmatic M&A as a Strategic Enabler	Elizabeth Entinghe	Corporate Vice President, Corporate Development
Closing Remarks	Mark Hussey	Chief Executive Officer and President
Q&A	All	

© 2025 Huron Consulting Group Inc. and affiliates.

Mark Hussey Chief Executive Officer and President Huron’s Growth Strategy

Demonstrate why we are confident in our aspiration to continue to deliver sustainable revenue growth and margin expansion through 2029 Focus for today

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 6 Confidence rooted in four factors 1 2 3 4 Market-tested strategy and disciplined execution have driven results and significant shareholder value Leading market positions and growing capabilities with differentiated competitive advantages in enduring and growing end markets Healthy margins and strong balance sheet and cash flows create flexibility to invest in future growth while returning capital to shareholders Unique collaborative culture, coupled with aligned incentives in an integrated operating model, drives opportunities for innovation, growth and talent development across Team Huron

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 7 Our strategy for driving shareholder value Medium Term Financial Targets: ----------------------------- • Low double-digit annual revenues before reimbursable expenses (RBR) growth • Mid-teen (14-16%) adjusted EBITDA margin(1) by 2025 • High-teen % annual adj. diluted EPS(1) growth • Strong annual cash flows with 25-50% targeted for share repurchases Commercial achieved RBR CAGR of 5% from 2021 to 2024 Leading Market Positions In Two Critical Industries Focus: Accelerating growth in Healthcare and Education1 Growing Presence in Commercial Industries Focus: Expanding our growing credentials in commercial end markets2 Rapidly Growing Global Digital Capability Focus: Advancing our integrated digital platform to support its strong growth trajectory3 Solid Foundation for Margin Expansion Focus: Executing on our primary margin enhancement levers to increase profitability4 Strong Balance Sheet and Cash Flows Focus: Delivering 25%-50% of deployed capital as a return to shareholders via share repurchases5 Healthcare and Education achieved RBR CAGR of 21% from 2021 to 2024 $367M of capital returned to shareholders via share repurchases since 2021(2) Adjusted EBITDA Margin(1) grew 270 bps from 2021 to 2024 Digital achieved RBR CAGR of 21% from 2021 to 2024 As presented at our 2022 Investor Day 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures. Management has not reconciled the 2022 growth non-GAAP financial measures to the corresponding GAAP financial measures because the 2022 growth goals for the various reconciling items is not provided. 2. Share repurchases from January 1, 2022 through December 31, 2024.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 8 Market-tested strategy and disciplined execution has driven results and significant shareholder value Progress since 2021(1) Significantly Increased Revenue + + =Expanded Margins Meaningfully Increased Earnings Per Share (EPS) Drove Significant Shareholder Value Creation • 18% Revenues before reimbursable expenses (RBR) CAGR • Net income margin expansion of 90 bps • Adjusted EBITDA margin(2) expansion of 270 bps • Diluted EPS growth of 117% • Adj. diluted EPS(2) growth of 148% • Share price appreciation of 149% 1. Progress illustrated from December 31, 2021 to December 31, 2024. 2. See Appendix for the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures.

HURON | 9

Our **refreshed** strategy for driving shareholder value

	Strategy	2025+ Focus
1	**Leading Market Positions In Two Critical Industries** Focus: Sustaining accelerated growth in Healthcare and Education	**2025+ Focus** Sustaining accelerated growth in Healthcare and Education
2	**Growing Our Business in Commercial Industries** Focus: Expanding on our industry and capability strengths to grow into a distinct player in key end markets and offerings	**2025+ Focus** Expanding capabilities through targeted organic hiring and programmatic M&A
3	**Growing Global Digital Capability** Focus: Advancing our integrated digital platform to support its strong growth trajectory	**2025+ Focus** Enhancing our portfolio to drive even greater client impact
4	**Solid Foundation for Margin Expansion and Organic Reinvestment** Focus: Executing on our margin enhancement levers to increase profitability while also reinvesting in organic growth	**2025+ Focus** Expanding margins while driving greater reinvestment to fuel organic growth
5	**Strong Balance Sheet and Cash Flows** Focus: Delivering 50% of deployed capital as a return to shareholders via share repurchases while executing our inorganic strategy	**2025+ Focus** Returning capital to shareholders while executing programmatic M&A

Medium-term financial targets:

- Low double-digit annual revenues before reimbursable expenses (RBR) growth
- Expand adj. EBITDA margin[1] to 15-17% by 2029
- Convert 75% of annual adj. EBITDA to free cash flow[1]
- Double adj. diluted EPS[1] by 2029

1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

© 2025 Huron Consulting Group Inc. and affiliates.

HURON | 10

Operate in a large, growing industry with core end markets facing significant disruption and/or regulatory change

Total addressable market (TAM): $220B+

Healthcare[1]	$63B	Education[2]	$35B

Commercial Industries of Focus

Financial Services[3]	$23B	Energy & Utilities[4]	$22B
Industrials & Manufacturing[5]	$43B	Public Sector[6]	$36B

1. Internal analysis coupled with data from IBIS World's Healthcare Consultants report dated September 2024 and Markets and Markets Revenue Cycle Management/RCM Market Global Forecast to 2026 dated August 2021. Gartner Enterprise IT Spending 2025 HLS Outlook dated January 2025
2. Internal analysis coupled with data from the Integrated Postsecondary Education System (IPEDS), Gartner's 2023 Outlook Presentation: Enterprise IT Spending Forecast, and HERD and NIH Funding data.
3. Internal analysis coupled with data from Gartner Enterprise IT Spending 2024 Outlook dated September 2023
4. Internal analysis coupled with data from IBIS World's Energy & Utility Consulting Services report dated August 2024, Gartner Enterprise IT Spending 2025 Outlook by vertical dated January 2025
5. Internal analysis coupled with data IBIS World's Distribution & Logistics Consulting Services report dated December 2024, Gartner Enterprise IT Spending 2024 Outlook by vertical dated September 2023
6. Internal analysis coupled with data from Gartner Enterprise IT Spending 2025 Outlook by vertical dated January 2025

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 11 Demonstrated revenue acceleration in our client-focused, integrated operating model 19% +250bps 16% 31% 42% 23% 25% +170bps Healthcare Segment RBR CAGR (2021 to 2024) Education Segment RBR CAGR (2021 to 2024) Healthcare-specific offerings (e.g., Performance Improvement) Healthcare intersectional offerings (e.g., CRM) Education-specific offerings (e.g., Research) Education intersectional offerings (e.g., CRM)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 12 23% 18% 10% 10% 9% 9% 9% 9% 9% 7% 4% 3% 2% 18% 0% 5% 10% 15% 20% 25% Globant CBIZ Deloitte FTI CRA ICF Accenture Hackett EY PwC KPMG Premier Cognizant HURN Executing a differentiated growth strategy Huron has achieved stronger RBR growth than the peer average Average = 7.7% RBR CAGR (2021 to 2024) 1. Source: Companies’ publicly available 2021 to 2024 fiscal year end reports.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 13 Competitively differentiated in durable end markets of a growing industry 1. Source: Dmitry, D. (2024). Global Management Consultants. In IBISWorld (No. L6712-GL). IBISWorld. 2. Source: Gartner forecasts worldwide IT spending to grow 9.3% in 2025. (2024, October 23). Gartner. https://www.gartner.com/en/newsroom/press- releases/2024-10-23-gartner-forecasts-worldwide-it-spending-to-grow-nine-point-three-percent-in-2025 Growing Industry 2% 2024 Professional Services Growth Rate(1) 6% 2024 IT Services Growth Rate(2) HURN Growth Outpacing the Market 9% RBR growth in 2024 over 2023

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 14 A healthy and engaged customer base Strong client retention 89% Average RBR generated from repeat clients from 2022 to 2024 Continued new client acquisition 13% of 2024 RBR generated from new clients Highly satisfied client base 72 Average net promoter score (NPS)(1) from 2022 to 2024 1. Net promoter score (NPS) is calculated as percentage of promoters less percentage of detractors.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 15 Competitive advantage enabled by our distinct collaborative culture and highly talented and engaged team Vault 2025 Named top 50 most prestigious consulting firms in North America Forbes 2024 Named best employer for women, along with recognition as America's & World's best management consulting firm Glassdoor 2025 Second consecutive year on Best Places to Work U.S. Large list U.S. News & World Report 2024-2025 Named one of the best companies to work for in the U.S., the Midwest, and the professional services industry Time 2024 Recognized as one of America's Best Mid-Size Companies in 2024 Consulting Magazine 2024 Named Best Firm to Work For 2011-2024

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 16 Key takeaways A clear and compelling investment thesis Proven Track Record We have a market- tested strategy with a track record of disciplined execution that has resulted in multiple years of strong performance Meaningful Growth Opportunity Operating in a large, growing professional services industry with robust and growing end markets facing significant disruption and/or regulatory change Strong Competitive Advantage Leading market positions, expanding portfolio, and distinct operating model create a differentiated competitive advantage that is difficult to replicate Differentiated Team & Culture Competitive advantage enabled by our unique collaborative culture and highly talented and engaged team

John Kelly Chief Financial Officer and Treasurer Our Financial Aspirations

Full-Year 2024 financial highlights

HURON | 18

Financial Results	2024	2023	2024 vs. 2023
Revenues before Reimbursable Expenses (RBR)	$1.49B	$1.36B	9% growth
Net Income[1]	$117M	$62M	87% increase
Net Income Margin[1]	7.7%	4.5%	320 bps increase
Adjusted EBITDA[2]	$201M	$167M	20% increase
Adjusted EBITDA Margin[2]	13.5%	12.3%	120 bps increase
Diluted EPS[1]	$6.27	$3.19	97% increase
Adjusted Diluted EPS[2]	$6.47	$4.91	32% growth
Net Debt[3]	$336M	$312M	Increased $24M[4] (YE 2024 Leverage Ratio of 1.4x)
Cash from Operating Activities	$201M	$135M	Increased $66M
Free Cash Flow[2]	$169M	$100M	Increased $69M

Full-Year 2025 Guidance[5]	
Revenues before Reimbursable Expenses	$1.58B – $1.66B
Adjusted EBITDA Margin[5]	14.0% – 14.5%
Adjusted Diluted EPS[5]	$6.80 - $7.60

1. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff, while 2023 includes a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company.
2. See Appendix for the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures.
3. Net debt equals total debt less cash and cash equivalents.
4. Includes the $275M term loan established in Q1 2024 to reduce borrowings outstanding under the existing revolver, enabling $122M of share repurchases and $50M of M&A cash outflows in 2024.
5. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided.

© 2023 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 19 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures. 2. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $ $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2021 2022 2023 2024 2025 Guidance (Midpoint) $ in M ill io n s RBR & Adj. Diluted EPS(1) RBR - 2022 Goal Adj. Diluted EPS - 2022 Goal $ $50 $100 $150 $200 $250 2021 2022 2023 2024 2025 Guidance (Midpoint) $ in M ill io n s Adj. EBITDA(1) Adj. EBITDA Dollars 2022 Goal (2) (2) Disciplined strategic execution driving outperformance against 2022 investor day goals (2) (2)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 20 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures. 2. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. $98 $131 $167 $201 $231 $ $50 $100 $150 $200 $250 2021 2022 2023 2024 2025 Guidance (Midpoint) $ in M ill io n s Adj. EBITDA(1) Adj. EBITDA Dollars 2022 Goal Adj. EBITDA Dollars Actual & Guide $906 $1,132 $1,362 $1,486 $1,620 $2.61 $3.43 $4.91 $6.47 $7.20 - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $ $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2021 2022 2023 2024 2025 Guidance (Midpoint) $ in M ill io n s RBR & Adj. Diluted EPS(1) RBR - 2022 Goal RBR - Actual & Guide Adj. Diluted EPS - 2022 Goal Adj. Diluted EPS - Actual & Guide 18% RBR CAGR (2021 to 2024) (2) (2) Disciplined strategic execution driving outperformance against 2022 investor day goals (2) (2) (2) (2)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 21 Strong execution generated significant value creation for our shareholders (50.0%) - 50.0% 100.0% 150.0% 200.0% 250.0% HURN ^GSPC Specialty Consulting Source: Yahoo Finance. 1. Weekly Share Price from 12/27/2021 – 3/21/2025 2. ^GSPC is comprised of the S&P 500 3. Specialty Consulting benchmark is comprised of CRA International, Inc., FTI Consulting, Inc., ICF International, Inc., Premier, Inc. and Resources Connection, Inc with share price returns equally weighted Share Price Returns (YE 2021 to YTD 2025) HURN +182%

HURON | 22

Driving continued revenue growth


Grow Revenues
Grow Margins & Cash Flows
Grow EPS

Low Double Digit % RBR Growth Goals

Achieved by:

- Mid-upper single digit organic RBR growth
- 2% to 4% inorganic RBR growth

RBR aspiration by segment		
Healthcare	**Education**	**Commercial**
Mid-upper single digit RBR growth	Upper single digit to lower double digit RBR growth	Low double digit RBR growth

RBR aspiration by capability	
Consulting & Managed Services	**Digital**
Upper single digit RBR growth	Low double digit RBR growth

- Reaffirmed commitment to low double-digit percentage RBR growth driven by:
  - Dynamic and macroeconomically significant end markets create growth opportunities
  - Leading market positions, deep client relationships, and innovation drive opportunities for wallet share expansion
  - Investments in new capabilities and market channels expand our total addressable market
  - Programmatic M&A is a strategic lever to fuel additional growth

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 23 A balanced portfolio of offerings across end markets and business cycles Procyclical 33% Neutral 19% Contracyclical 48% Healthcare Offering Mix (As a % of 2024 Healthcare RBR(1)) Procyclical 36% Neutral 53% Contracyclical 11% Education Offering Mix (As a % of 2024 Education RBR) Procyclical 68% Neutral 7% Contracyclical 25% Commercial Offering Mix (As a % of 2024 Commercial RBR(2)) RBR CAGR 2021 to 2024Offering Mix 24%Procyclical 8%Neutral 18%Contracyclical 18%Total RBR CAGR 2021 to 2024Offering Mix 27%Procyclical 25%Neutral 22%Contracyclical 25%Total RBR CAGR 2021 to 2024Offering Mix 4%Procyclical 12%Neutral 25%Contracyclical 8%Total 1. Excludes Studer Education RBR, which was divested on December 31, 2024. Studer Education RBR for the years ended December 31, 2024, 2023, 2022 and 2021 were $13.7 million, $12.3 million, $10.0 million, and $10.9 million, respectively. 2. Excludes Life Sciences RBR, which was divested on October 31, 2021. Life Sciences RBR for the year ended December 31, 2021 was $16.7 million. Procyclical 40% Neutral 28% Contracyclical 32% Huron Offering Mix (As a % of 2024 Huron RBR) RBR CAGR 2021 to 2024Offering Mix 17%Procyclical 17%Neutral 20%Contracyclical 18%Total

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 24 Employer of choice brand and robust talent acquisition engine provide foundational support for future growth 9% Total global population voluntary attrition in 2024 875+ Internal management promotions at the end of 2024 23% Total hiring as % of total headcount in 2024, with 2% joining via acquisitions 2024 MD/Ps Voluntary Attrition Promotion Pipeline External Hires Acquisition Hires 2029 MD/Ps r ti i li i i i i Revenue-generating Managing Directors and Principals (MD/Ps)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 25 Continued margin expansion Grow Revenues Grow Margins & Cash Flows Adj. EBITDA Margin(1) Expansion Goals • Reaching the 15 to 17% range by 2029 • Expansion of 50 to 75 bps per year Free Cash Flow(1) Conversion Goal • Annual conversion of 75% of adj. EBITDA • Committed to reinvesting for growth while driving continued annual margin expansion • Key Margin Levers: • Delivery excellence • Utilization • Pricing realization • SG&A leverage Grow EPS 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 26 2023 to 2024 Adj. EBITDA % Expansion Delivery Excellence Utilization Pricing Realization Scaling SG&A Investments & Mix Shift Runway for continued margin expansion Multiple pathways to achieving our medium-term margin expansion goals Medium-term Adj. EBITDA Margin Goal(3): 15.0 – 17.0% Profitability Levers Opportunity Potential 2024 Adj. EBITDA Margin(2) Actual: 13.5% 1. SG&A excludes deferred compensation and transaction and litigation expenses 2. See Appendix for reconciliations of our non-GAAP financial measures to the corresponding GAAP financial measures. 3. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. • Increased project-level contribution margin 230 bps • Increased utilization 330 bps • Reduced SG&A(1) leverage 180 bps • Increased usage of global delivery capability with India comprising 36% of total company headcount Progress to date (2021 to 2024)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 27 Flexible balance sheet and strong underlying free cash flows Balance Sheet Optimization Free Cash Flow(1) 1.4x 2024 Leverage Ratio $122M $21 $61 $100 $169 $160 - $190 1.9% 4.1% 4.9% 7.3% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% $- $50 $100 $150 $200 $250 2021 2022 2023 2024 2025 Guidance F re e C a sh F lo w Y ie ld F re e C a sh F lo w ($ in m il li o n s) 2024 capital returned to shareholders via share repurchases 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable financial measures. 2. Cash flows from operating activities of $195 million to $235 million less capital expenditures of $35 million to $45 million. (2)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 28 Strategic capital deployment framework balances growth, flexibility and return of capital to shareholders Guiding principles Target Leverage Ratio of 2.0x to 2.5x Target Free Cash Flow(1) conversion of 75% of adj. EBITDA (on average) Capital allocation strategy “North Stars” Expect 50% of our available capital to be deployed as a return to shareholders through share repurchases Expect 50% of our available capital to support programmatic tuck-in acquisitions Five-year capital allocation framework 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 29 Continued earnings growth Grow Revenues Grow Margins & Cash Flows Adj. Diluted EPS(1) Growth Goal • Double adj. diluted EPS by 2029 Grow EPS Low double-digit RBR Growth Expand adj. EBITDA margin(1) to 15-17% by 2029 Strong free cash flow conversion and balanced capital allocation Strong adj. diluted EPS growth + + = 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 30 Incentives align leadership targets with shareholder value creation 25% 25% 50% Bonus Funding Team Organic RBR Growth Team Operating Income Margin Enterprise Adj. EBITDA Margin Bonus Allocation Individual Managing Director & Principal Scorecards Aligned to growing revenues, margin and our people at their level of accountability Equity is a key lever in aligning our team with shareholders’ interests

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 31 Equity, which vests over three or four years, is a key component of our management team and revenue-generating managing director and principal compensation programs On average, 85% of stock granted annually is provided to managing directors and principals as part of their incentive compensation 1. Comprised of shares vested under the Company’s Amended and Restated 2012 Omnibus Incentive Plan and Stock Ownership Participation Program, net of shares withheld for taxes upon vesting, and unvested shares included in diluted weighted average shares outstanding under the treasury stock accounting method. Weighted Avg. Shares Outstanding - Diluted 12/31/2021 Net Shares for Employee Stock-Based Compensation Shares Issued for Acquisitions Shares Repurchased Weighted Avg. Shares Outstanding - Diluted 12/31/2024 C o m m o n S to ck (in t h o u sa n d s) 15,000 16,000 17,000 18,000 19,000 20,000 21,000 22,000 23,000 24,000 25,000 Share Repurchases More Than Offset Equity Issued for Share-Based Compensation and Acquisitions (1)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 32 Key takeaway: Strong growth algorithm poised to drive shareholder value creation 1 2 3 Grow Revenues Grow Margins & Cash Flows Grow EPS RBR Growth Goal: Low double-digit percentage RBR growth, primarily driven by mid-upper single digit organic growth Adj. EBITDA Margin(1) Expansion Goal: Expand adj. EBITDA margin to 15-17% by 2029 Free Cash Flow(1) Conversion Goal: Annual conversion of 75% of adj. EBITDA Adj. Diluted EPS(1) Growth Goal: Double adj. diluted EPS by 2029 1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

Jim Gallas Healthcare Industry Leader Andy Waldeck Innosight Capability Leader Sustaining Accelerated Growth in Healthcare

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 34 Hospitals, Health Systems, & Physician Groups 94% Payor 2% Other Healthcare 4% Healthcare Client Portfolio (As a % of 2024 Healthcare RBR) Who we serve Our strong client relationships and proven, consistent track record of delivering results for our clients differentiate us in the industry INDUSTRY RECOGNITION & IMPACT Net Promoter Score (2022 to 2024 Average) RBR Generated From Repeat Clients (2022 to 2024 Average) 92%73 1,000 Clients Served Annually (2022 to 2024 average) Premier provider of financial health transformations, consistently meeting or exceeding financial targets Best in KLAS® recognition for ‘23, ‘24 & ‘25 in various Digital and Consulting categories Innovation awards with Workday, Salesforce, and Business Intelligence Group Worked at 93 of Becker’s list of 100 largest hospitals and health systems in America Over 2,600 revenue-generating professionals in Healthcare across all capabilities

Our expertise

Our breadth of offerings creates a full-service partner, spanning strategy and innovation, operations, digital and human capital management

Consulting		Managed Services
Strategy, Innovation & Growth	**Performance Improvement**	**Revenue Cycle**
Financial Advisory Services	Revenue Cycle, Managed Care & Clinical Documentation	**Interim Leadership**
Human Capital Management	Operations & Cost Optimization Physician Enterprise & Access to Care	
Patient Experience	Care Transformation	

Digital		
Advisory & Innovation	**Enterprise Resource Planning (ERP)**	**Intelligent Automation & Transformational Tech**
Data Management & Governance	**Enterprise Performance Management (EPM)**	**Application Managed Services**
Electronic Health Records (EHR)	**Customer Relationship Management (CRM)**	**Advanced Analytics & Insights**

Proven Results

- Improved revenue between 5-15%+
- Reduced total operating costs by 10-20%+
- Improved patient experience results by 5-15+ percentile points

Offering Portfolio

(As a % of 2024 Healthcare RBR)



Strategy and Innovation 3%
Financial Advisory 5%
Performance Improvement & Human Capital Management 53%
Revenue Cycle Managed Services 10%
$756M
Digital 29%

© 2025 Huron Consulting Group Inc. and affiliates.

HURON | 36

A more diversified portfolio to serve all spectrums of the market

Pre-2014

Performance Improvement and Restructuring & Turnaround offerings represented nearly 100% of the Healthcare portfolio

2014 - 2015

Consulting & Digital

Acquired Epic EHR (Vonlay), Salesforce CRM (Cloud62), and Human Capital Management (Studer Group) offerings

2016

Digital

Acquired Cerner & Meditech EHR (HSM) offerings

2017

Consulting

Acquired Strategy & Innovation (Innosight) offerings

2019

Consulting, Digital & Managed Services

Invested in Revenue Cycle Managed Services, Workday ERP, Intelligent Automation (e.g., RPA, AI/ML), and Financial Advisory offerings

2020

Digital

Acquired Salesforce Vlocity (ForceIQ) offerings

2021 - 2023

Consulting & Digital

Acquired Predictive Analytics (Perception Health & Roundtable Analytics) offerings and invested in Oracle ERP, Learning, and Change Management offerings

2024 - 2025

Consulting

Acquired Philanthropy (GG+A and Advancement Resources) offerings and invested in M&A Integration offerings

2025

A robust and balanced Healthcare portfolio that allows us to serve healthy, growth-focused clients and financially stressed organizations

Investments in core businesses, talent, methodologies, and technology

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 37 Driving more sustainable growth in healthcare Our strategy of enhancing our core business while further diversifying our portfolio has demonstrated sustainable revenue growth and margin expansion and strengthened our competitive advantage $445 $535 $674 $756 $118 $131 $173 $209 $0 $50 $100 $150 $200 $250 $- $100 $200 $300 $400 $500 $600 $700 $800 2021 2022 2023 2024 O p e ra ti n g In co m e ($ in m ill io n s) R B R ($ in m ill io n s) Healthcare RBR Healthcare Operating Income RBR CAGR: 19%

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 38 CHALLENGE TOP RESULTS Client impact story DUAL TRANSFORMATION APPROACH • Significant financial challenges and environmental pressures • Incurred major operating losses at a rate of $1M per day putting key investments at risk as days-cash-on- hand was decreasing • Faced long-term challenges navigating changing environment and need to transition to a digital and consumer-centric approach • Rapid and incremental improvement in operational and clinical performance to improve margins • Repositioned corporate overhead, addressed labor challenges, improved access and drove near-term growth • Positioned to drive long-term success and growth through development of distinctive clinical programs, redesigned care model, and asset repositioning Achieved positive operating income in just two quarters Annual recurring financial benefit of $500M+ IMPLEMENTING AN IMMEDIATE AND LONG- TERM STRATEGY TO DRIVE VALUE AT A LARGE MULTI-STATE HEALTH SYSTEM Streamlined corporate services to reduce costs by 10%+ Redesigned operating model enabled the organization to succeed as an integrated system Launched “Tiger Teams” resulting in revenue growth and increased capacity

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 39 A dynamic market environment The healthcare industry remains an attractive market where we are well positioned to build upon our leading market position as our clients’ trusted advisor REGULATORY WATCH Potential near or medium-term impacts facing our clients Changes in clinical reimbursement models Changes to Medicaid eligibility and Medicare reimbursement Reduced federal research funding and fewer clinical trials Changes to the pharmacy 340b program Increased scrutiny on tax exempt status SHIFT TO VALUE driven by reimbursement changes, cost pressures, & payor dynamics CONSUMER EXPECTATIONS increased for personalization, transparency, and digital care WORKFORCE DISRUPTION & INFLATION is ongoing and specific to wages and supplies TALENT CHALLENGES around recruitment and retention, along with unionization, persist CHANGING DEMOGRAPHICS with an aging population and a rise in chronic diseases, drives increasing need DIGITAL TRANSFORMATION is needed to maintain security, improve care outcomes, and alleviate cost pressures M&A ACTIVITY likely to increase due to market opportunities NEW CARE DELIVERY MODELS & TECHNOLOGIES focused outside the four walls of the hospital Illustrative Challenges

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 40 Sustaining accelerated growth in healthcare We will continue to be nimble and innovative while leveraging our unique ability to bring the full breadth of our offerings to bear for our clients in order to enhance our competitive advantage in the market • Broaden reach by expanding deeper into the payor and private equity markets Portfolio Expansion • Sustain and enhance leading market position in Performance Improvement • Grow market share in our core digital offerings • Further diversify our consulting portfolio by adding new, adjacent offerings Portfolio Advancement • Accelerate growth in both digital and revenue cycle managed services to capitalize on our unique market positioning • Invest further in emerging digital technologies, including automation, analytics and AI Portfolio Enhancement

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 41 Key takeaways Our Healthcare business is a market leader with strong growth potential Strong Client Relationships Our strong client relationships and deep industry expertise drive our competitive differentiation, which is difficult to replicate Demonstrated Track Record of Performance Our strategy of enhancing our core business while further diversifying our portfolio has demonstrated sustainable revenue growth and margin expansion Growing End Market The healthcare industry remains an attractive, market where we are well-positioned to address current market dynamics and looming financial distress as our clients’ trusted advisor Sustaining Growth We have and will continue to organically and inorganically expand our portfolio into new and existing markets to enhance our competitive advantage and grow our wallet share and addressable market Proven, Consistent Client Results With the strength and depth of our portfolio, we consistently deliver positive outcomes to help our clients achieve their goals and enhance their long-term success.

Mark Finlan Education Industry Leader Sustaining Accelerated Growth in Education

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 43 Who we serve Our deep understanding of the industry and strong client relationships differentiates us in the market with both our clients and our talent. Served all 100 of the top 100 comprehensive research universities in the United States Worked with all 71 members of the Association for American Universities Partnered with 700+ institutions in 2024 24 of the top 25 clients served in 2024 worked with more than one Huron team to address their complex challenges Recognized Industry Leader 4-Year Institution, Public 41% 4-Year Institution, Private 28% Academic Medical Centers & Research Institutes 15% System Office 9% Other Education and Nonprofit 7% Education Client Portfolio (As a % of 2024 Education RBR) Net Promoter Score (2022 to 2024 Average) RBR Generated From Repeat Clients (2022 to 2024 Average) 96%75 Deep and Broad Client Relationships 580+ Clients Served Annually (2022 to 2024 average)

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 44 Our expertise Our breadth of offerings creates a full-service partner, spanning strategy and operations, digital and organizational transformation Expansive Offerings Offerings to serve all members of the President or Chancellor’s Cabinet Digital 49% Research 25% Strategy & Operations 21% Global Philanthropy 4% Other 1% Offering Portfolio (As a % of 2024 Education RBR) Managed Services Consulting Research Administration Clinical Trials Student Search Interim Leadership Research Enterprise Compliance & Risk Management Student & Alumni Experience People & Organization Strategy & Innovation Performance Improvement Finance & Operations Global Philanthropy Athletics Digital Huron Research Suite Huron Higher Education Performance Analytics Application Managed Services Automation, Analytics & AI eProcurement Travel & Expense Digital Strategy ERP (FIN/HCM) & EPM Student Information Systems (SIS) $474M

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 45 Proven growth strategy Continued market demand, our deep industry expertise and the breadth of our growing portfolio have been the driving forces behind our strong performance Strong Financial Performance From 2021 to 2024, achieved a 25% RBR CAGR while increasing segment operating income margin 130 basis points Strengthen the Core Deepened existing client relationships and advanced our core offerings to strengthen our competitive advantage Gain Share Invested in adjacencies to our core business and new offerings to expand our reach across our client base Grow Addressable Market Expanded our mix and types of clients as well as geographies to increase our total addressable market ++ =

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 46 Driving consistent growth in education Our strategy of enhancing our core business while further diversifying our portfolio has demonstrated consistent revenue growth and margin expansion and strengthened our competitive advantage $242 $360 $430 $474 $52 $79 $99 $109 $ $20 $40 $60 $80 $100 $120 $140 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2021 2022 2023 2024 O p e ra ti n g In co m e ($ in m ill io n s) R B R ($ in m ill io n s) Education RBR Education Operating Income RBR CAGR: 25%

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 47 REGULATORY WATCH Potential near or medium-term impacts facing our clients Increased scrutiny and significant changes at the federal and state levels, including at the Department of Education Reduced federal research funding Deregulation at the federal and regional accreditation levels Changes in immigration policies affecting students and faculty Proposed increase to and expansion of the endowment tax A dynamic market environment The education industry remains an attractive end market as it faces potentially significant regulatory changes and an increasingly competitive landscape, which we believe play to our strengths given our scale Cloud Migration remains a key priority in the digital transformation of higher education Interconnected Challenges including enrollment declines, leadership instability, financial pressures, and brand erosion, increase the need for change Prevalence and Application of AI continues to grow Research Integrity has become a key priority driven by an increasing enforcement environment and heightened risk of reputational and financial impact Workforce Ready Academic Portfolio continues to be evaluated in order to prepare students for the jobs of tomorrow Illustrative Challenges Talent Challenges related to recruitment and retention, along with unionization, persist

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 48 Sustaining our accelerated growth trajectory We aim to increase our competitive advantage by building upon the strong foundation of our core business while further broadening our portfolio • Continue expansion into new end markets (e.g., middle enterprise, community colleges) and new geographies Portfolio Expansion • Evolve our offering portfolio to address the current needs of our clients given the dynamic regulatory environment • Advance our core offerings to strengthen our competitive advantage • Continue to leverage our One Huron go-to-market approach across all offerings • Continue to attract strong talent from industry to bolster our team and expertise Portfolio Advancement • Further diversify our consulting and digital portfolio by adding new, adjacent offerings • Invest further in key areas, including emerging technology, including automation, analytics and AI • Deepen our offerings in the student and academic enterprise Portfolio Enhancement

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 49 Key takeaways Our Education business is a market leader with strong growth potential Clear Differentiation Our strong client relationships and deep understanding of the industry drive our competitive differentiation, which is difficult to replicate Proven Growth Strategy Our growth strategy and the solid execution of that strategy has consistently demonstrated sustainable revenue growth and margin expansion Dynamic Market The education industry is facing a dynamic regulatory environment and competitive landscape, which we believe will create demand and play to our strengths given our scaled competitive advantage Sustaining Growth Trajectory We have and will continue to organically and inorganically expand our portfolio into new and existing markets to enhance our competitive advantage and grow our wallet share and addressable market

Break

Mario Desiderio Digital Capability Leader Advancing Our Integrated Digital Platform

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 52 Who we serve A rapidly growing digital provider with strong client qualifications and credentials spanning industries, technology partners, and applications 2024 and 2025 Best in KLAS® • ERP Business Transformation & Implementation Leadership • Payor IT Consulting Services • Digital Rounding 2024 Workday Partner Innovation Award Winner 2024 APAC Oracle Partner of the Year Awards Regional Finalist Winner of the Informatica North America Channel Partner of the Year in 2024 & 2022 Winner of the 2022 Salesforce Partner Innovation Award in the Education Consulting Partners category Huron Recognized as a Leading Healthcare IT Advisory Firm in 2025 Black Book Research Rankings Recognized Industry Leader Healthcare 36% Education 37% Commercial 27% Digital Client Portfolio (As a % of 2024 Digital RBR) Net Promoter Score (2022 to 2024 Average) Revenue Generated From Repeat Clients (2022 to 2024 Average) 92%72 535+ Clients Served Annually (2022 to 2024 average)

Electronic Health Records (EHR), Student Information Systems (SIS), Huron Research Suite (HRS), Financial Crime & Compliance, Huron Energy Application Toolkit Our expertise The combination of our industry expertise and depth and breadth of offerings creates a distinct competitive advantage Industry-specific Solutions (not exhaustive) ERP & EPM 49% EHR 14% Healthcare & Education Products 13% CRM 12% Data Management, Analytics & Intelligent Automation 6% Technology Managed Services 3% Other 3% 30+ Technology Partners $622M • Customer Relationship Management (CRM) • Omni-channel Experience • Enterprise Resource Planning (ERP) • Enterprise Performance Management (EPM) • Intelligent Automation (e.g. AI/ML, RPA) • Supply Chain Management (SCM) • Digital Strategy & Advisory Services • Enterprise Data Management • Business Process Consulting • Target Operating Model Design • Organizational Change Management • Project Management Offering Portfolio (As a % of 2024 Digital RBR) © 2025 Huron Consulting Group Inc. and affiliates.

HURON | 54

Focused growth strategy delivers results

By combining our unique right to win in distinct industries and within specific offerings, we have been able to gain market share while also expanding our addressable market, which has fueled our strong performance


Strong Financial Performance
From 2021 to 2024, achieved 21% RBR CAGR
1
2
3

Gaining Share

Global IT services industry grew annually in a range of 5 to 14% between 2021 and 2024[1] and Huron's Digital capability grew RBR at a CAGR of 21%, driven by our strong competitive advantage across our unique offering portfolio

Growing Market: Offering Portfolio

Organically and inorganically invested in new offerings to expand our addressable market (e.g., Microsoft, AXIA, Perception Health, etc.)

Growing Market: Industry Expertise

More than doubled our Commercial Digital business from 2021 to 2024, leveraging our distinct offering-specific competitive advantages into new industries

Digital RBR

($ in millions)


$700
$600
$500
$400
$300
$200
$100
$-
$350M
$622M
2021
2024
Healthcare
Education
Commercial

21% RBR CAGR

1. Source: Gartner.
   - *Gartner forecasts worldwide it spending to grow 7.5% in ...* Gartner. (2024, July 16). https://www.gartner.com/en/newsroom/press-releases/2024-07-16-gartner-forecasts-worldwide-it-spending-to-grow-7-point-5-percent-in-2024
   - *Market Share Analysis: IT Services, Worldwide, 2022.* (2023, June 20). Gartner. https://www.gartner.com/en/documents/4461199

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 55 A rapidly evolving environment The digital landscape continues to grow as organizations invest in operational efficiency and optimization and emerging technologies to navigate an evolving macroenvironment while enhancing their competitive advantage Rise in AI and Automation is reshaping how companies deliver products and services and how they operate, driving new efficiencies and requiring reimagined business models Macroeconomic and Regulatory Uncertainty is driving the need for greater data and analytics and operational optimization to be able to best navigate disruptions as they arise Physical and Digital Worlds Converging as digital agents enhance technology adoption, bridge skill gaps, and enable greater agility and seamless integration Data-driven Decision Making enabled by the rise in data and analytics accelerates time to value and improved business outcomes Tariffs, Supply Chain Uncertainty and Digital Disruption are intensifying financial pressures, demanding faster innovation and greater cost efficiency in digital transformation Illustrative Challenges Competitive Shifts are increasing, driving revenue growth pressure and financial strain, which pushes organizations to innovate and optimize their operations Hyper-automation is transforming operations by streamlining processes, reducing costs, and enhancing scalability through intelligent automation and AI implementation Hyper-personalization driving deeper customer engagement by using AI and data to deliver customized experiences and enhance customer loyalty and revenue growth

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 56 Advancing our integrated digital platform We aim to increase our competitive advantage by building upon the strong foundation of our core business while further diversifying our portfolio • Invest in offerings in front and middle office systems, building off of back-office system strength • Expand into new technology partnerships • Leverage global client base and current international work to strategically expand our geographic reach Portfolio Expansion • Sustain and enhance our strong market positions in our core digital offerings • Launch our refreshed Huron Research Suite product to strengthen our competitive advantage • Further integrate our digital offerings in market to broaden our go-to-market strategy • Further scale our global delivery capability Portfolio Enhancement • Accelerate growth in automation, analytics and AI • Build upon our new supply chain platform (i.e. AXIA) • Grow market share in application managed services • Invest further in new offering adjacencies Portfolio Advancement

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 57 Key takeaways Our Digital capability has enhanced its unique market position, creating a strong platform for future growth Differentiated Partner in A Large, Growing Market The combination of our industry expertise and depth and breadth of offerings, coupled with our unique scale, creates a distinct competitive advantage Gaining Share and Growing TAM Our growth has outpaced the overall market, demonstrating our ability to gain market share in a competitive market and expand our addressable market through organic and inorganic investment Rapidly Evolving Market Tariffs, supply chain uncertainty, and digital disruption are increasing financial pressures, increasing the need for digital transformation to drive innovation and cost efficiency to fuel growth and stay competitive Sustaining Growth We have and will continue to organically and inorganically expand our portfolio into new and existing markets to enhance our competitive advantage and grow our wallet share and addressable market

Mark Hussey Chief Executive Officer and President Growing Our Business in Commercial Industries

HURON | 59

Key investments have shaped our Commercial segment while also enabling our Healthcare and Education segments

Illustrative examples

Industry Focus: High | Moderate | Minimal | N/A

Year	Acquisition / Organic Investment	Offering	Healthcare	Education	Commercial
2007	Glass & Associates	Consulting: Restructuring & Turnaround	High	Minimal	High
2013	Bluestone International	Digital: Oracle EPM	High	High	High
2015	Rittman Mead India	Digital: India-based Analytics *(Foundation of Huron's India business)*	High	High	High
2016	Cloud62	Digital: Salesforce	Moderate	High	High
2017	Innosight	Consulting: Strategy & Innovation	High	Minimal	High
2019	Intelligent Automation	Digital: Automation & AI/ML	Moderate	Minimal	High
2021	ForceIQ	Digital: Salesforce Vlocity	High	N/A	High
2024	AXIA Consulting	Digital: Supply Chain	Moderate	Minimal	High

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 60 The Commercial segment is projected to exceed $300M of RBR in 2025 Industrials and Manufacturing 16% Financial Services 15% Energy and Utilities 12% Professional and Business Services 11% Tech, Media & Telecommunications 8% Life Sciences 7% Other 31% Industry Portfolio (As a % of 2024 Commercial RBR) Digital 65% Distressed Financial Advisory 25% Financial Institutions Advisory 3% Strategy & Innovation 7% Offering Portfolio (As a % of 2024 Commercial RBR) $256M $256M Focused on Industries Facing Significant Disruption and/or Regulatory Change Financial Services Energy and Utilities Industrials and Manufacturing Public Sector

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 61 Building upon our distinct competitive advantage within each offering, we have successfully executed our Commercial strategy in a challenging market environment $- $50 $100 $150 $200 $250 $300 2021 2024 Commercial RBR ($ in millions) $218M $256M 5% RBR CAGR Well-Positioned For Future Growth Portfolio Enhancement • Sustain and enhance our strong market positions in our core offerings across Digital, Financial Advisory and Strategy & Innovation Portfolio Advancement • Further integrate our Commercial offerings to enhance our go-to- market strategy • Invest further in current offering adjacencies – similar to the AXIA acquisition • Enhance our industry expertise and offering set in our core industries of focus Portfolio Expansion • Extend offerings into new parts of the market (e.g., strategy to operations consulting, back office to front and middle office technology platforms, etc.) • Leverage global client base in digital and current international work to strategically expand our geographic reach

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 62 Key takeaways Our Commercial segment has points of unique competitive differentiation across offerings that we believe we can build upon to further grow the segment Distinct Competitive Advantages Within Commercial, each business has a distinct competitive advantage within their market that we believe creates a strong foundation for future growth Focused Sectors, Large Market We are focused on serving industries facing significant regulatory change or disruption, which have a TAM of greater than $120B+(1) Meaningful Growth Potential Significant growth opportunities to further gain share or expand our addressable market as we strengthen our industry expertise and broaden our offering portfolio through organic and inorganic investment Balanced Portfolio Commercial plays a key role in diversifying the overall Huron portfolio providing new avenues for growth while creating an important balance to our healthcare and education focus 1. See page 10 of this presentation for additional details.

Elizabeth Entinghe Corporate Vice President, Corporate Development Programmatic M&A as a Strategic Enabler

HURON | 64

Demonstrated M&A track record

Inorganic-influenced RBR contribution[1] has averaged approx. 70% of total company RBR since 2020



Acquisition:
Bluestone International
Acquisition:
Frankel Group
Vonlay
Threshold Consulting
Acquisition:
Sky Analytics
Studer Group
Rittman Mead India
Cloud62
Divestiture:
Huron Legal
Acquisition:
MyRounding
ADI Strategies
HSM
Acquisition:
Pope Woodhead
Innosight
Divestiture:
ADI Strategies (Middle East)
Life Sciences Compliance & Operations
Acquisition:
Workday Student business of a large system integrator
2013
2014
2015
2016
2017
2019
Acquisitions & Divestitures
2020
2021
2022
2023
2024
2025
Acquisition:
B3i Analytics
ForceIQ
Acquisition:
Unico Solution
Bad Rabbit
Whiteboard Higher Education
Perception Health
Divestiture:
Life Sciences Consulting
Acquisition:
AIMDATA
Customer Evolution
Acquisition:
Roundtable Analytics
Acquisition:
Vlamis Software Solutions (Acqui-hire)
GG+A
AXIA Consulting
Divestiture:
Studer Education
Acquisition:
Advancement Resources
Halpin Partnership

1. Inorganic-influenced contribution includes organic revenue tied to businesses and/or offerings that were established via acquisition.

© 2025 Huron Consulting Group Inc. and affiliates.

HURON | 65

M&A will continue to shape our growth trajectory through a programmatic strategy

Our M&A Focus

Portfolio Role	Strategic Play
Core Growth	Expand core competitive advantage by adding new, tangential capabilities
New Growth	Expand into net new markets or capabilities
Acqui-hires	Execute group hires to bolster talent and credentials in key areas
Capacity Build	Opportunistically evaluate acquisitions that add capacity to current offerings to strengthen our competitive advantage

Proven M&A Approach

- Well-defined enterprise and/or business unit strategy alignment
- Largely proprietary deal sourcing with some inbound pursuits
- Rigorous selection criteria spanning strategic, financial and cultural attributes
- Disciplined decision-making across management, industry and capability leadership, and corporate development with aligned incentives
- Strong governance led by the Finance and Capital Allocation Committee of the Board
- Well-established due diligence and integration process

Drives significant value for our shareholders

© 2025 Huron Consulting Group Inc. and affiliates.

HURON | 66

Focused on identifying high quality, low risk opportunities that drive returns well in excess of WACC



Company Criteria
Revenue Potential at Scale
Durable Organic Growth / Recurring Revenue
Year 1 Margin and Earnings Accretion
Cultural Alignment / Strong Management
IP Defensiveness
Investment Evaluative Criteria
Market Leadership
Competitive Landscape
Right to Win of Combined Organization
Low Cycle Exposure
Low Existential Risk
Market Criteria

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 67 Successful programmatic acquisition track record drives meaningful revenue contribution Perception Health Acquired: December 2021 Rationale: Bolster Huron’s care transformation, growth, and physician group services with new data-driven analytics Key Highlights: • Achieved an RBR CAGR of approx. 48% from 2022 to 2024 • In addition, wrapping services around the Perception Health assets, driving differentiation and multi-million dollar RBR growth AIMDATA Acquired: January 2022 Rationale: Enhance Huron’s data management and analytics capabilities Key Highlights: • AIMDATA MDM foundation generated over 20% of total data management and analytics revenue in 2024 • 2024 Informatica Channel Partner of the Year – N. America • 2022 Informatica Partner of the Year GG+A Acquired: March 2024 Rationale: Strengthen philanthropy capabilities in education, healthcare and nonprofit Key Highlights: • 7% RBR growth through the acquisition period (2024 compared to 2023) • Retained all of the GG+A Managing Director and Principal leadership team 2024 acquisitions expected to generate run rate RBR of $60+million

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 68 Key takeaways M&A has and will continue to play a meaningful role in Huron’s growth strategy Demonstrated Track Record Committed inorganic strategy since 2013 has allowed us to build ‘M&A muscle’ across the organization and refine our approach to selection, due diligence and integration to maximize success Programmatic, Proven Approach Approach centered on filling whitespace in our portfolio – across industry or capability expertise – that is fully aligned with our enterprise and business unit strategies Thorough Evaluative Criteria Strong evaluative criteria that aligns capital deployment with areas of greatest strategic need and return on investment, while reducing risk Meaningful Contributor to Growth Inorganic-influenced RBR contribution(1) has averaged approx. 70% of total company RBR since 2020, driving significant financial benefit 1. Inorganic-influenced contribution includes organic revenue tied to businesses and/or offerings that were established via acquisition.

Mark Hussey Chief Executive Officer and President Closing Remarks

HURON | 70

Building on our recent momentum

Key Huron Attributes...

1. **Market-tested strategy** and **disciplined execution**
2. Leading market positions in **enduring end markets**
3. **Healthy margins** and **strong balance sheet and cash flows**
4. **Unique collaborative culture** and **aligned, integrated operating model**

Fuel Virtuous Cycle to...


Invest in innovation to advance our competitive advantage
Strengthen relationships and broaden portfolio to gain share and expand reach
Execute programmatic M&A to accelerate strategy
Expand margins to fuel reinvestment in the business

Achieve Aspirations

Medium Term Financial Targets:

- Low double-digit annual revenues before reimbursable expenses (RBR) growth
- Expand adj. EBITDA margin[1] to 15-17% by 2029
- Convert 75% of annual adj. EBITDA to free cash flow[1]
- Double adj. diluted EPS[1] by 2029

1. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures. Management has not reconciled these non-GAAP financial measure goals to the corresponding GAAP financial measure goals because goals for the various reconciling items is not provided.

© 2025 Huron Consulting Group Inc. and affiliates.

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 71 A clear and compelling investment thesis Disciplined and balanced capital allocation framework underscores our commitment to growth and returning capital to shareholders Operating in a large, growing professional services industry with core end markets facing significant disruption and/or regulatory change Supporting sustained and consistent revenue growth through expansion in areas of greatest growth potential, capitalizing on industry tailwinds and growing global digital platform Disciplined execution of our core improvement levers creates additional room for margin expansion Leading global consultancy with deep industry focus and growing digital and managed services capabilities STRONG BALANCE SHEET AND CASH FLOW MEANINGFUL GROWTH OPPORTUNITY IN OUR CORE INDUSTRIES EXPANSION OF INDUSTRY EXPERTISE AND CAPABILITIES CONTINUED MARGIN EXPANSION OPPORTUNITY A PREEMINENT GLOBAL CONSULTANCY AND DIGITAL PARTNER Track Record of Delivering Results with Runway for Continued Growth

© 2025 Huron Consulting Group Inc. and affiliates. HURON | 72

Questions from: • In-person Participants: Please raise your hand and wait for the mic before asking your question • Virtual Participants: Please type your questions into the Investor Day platform Q&A

H U R O N I 7 4 © 2023 Huron Consulting Group Inc. and affiliates. Appendix

Reconciliations of Non-GAAP Measures[1]

HURON | 75

Reconciliation of net income (loss) from continuing operations to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) *(in millions)*

	2020	2021	2022	2023	2024
Revenues before reimbursable expenses	$ 844	$ 906	$ 1,132	$ 1,362	$ 1,486
Reimbursable expenses	27	21	27	37	36
Total revenues	871	927	1,159	1,399	1,522
Net income (loss) from continuing operations[2]	(24)	63	76	62	117
Net income (loss) from continuing operations as a percentage of total revenues[2]	(2.7%)	6.8%	6.5%	4.5%	7.7%
Add back:					
Income tax expense (benefit)	(10)	17	33	21	37
Interest expense, net of interest income	9	8	12	20	25
Depreciation and amortization	30	26	28	26	26
EBITDA	$ 5	$ 115	$ 149	$ 129	$ 205
Add back:					
Restructuring and other charges	21	12	10	12	10
2024 litigation settlement gain	-	-	-	-	(12)
Other (gains) / losses, net	(0)	0	(0)	(0)	1
Unrealized (gains) / losses on preferred stock investment	(2)	-	(27)	26	-
Goodwill impairment charges	60	-	-	-	-
(Gain) / loss on sales of businesses	2	(32)	-	-	(4)
Transaction-related expenses	1	2	0	0	3
Foreign currency transaction (gains) / losses, net	(0)	0	(1)	0	(2)
Adjusted EBITDA	$ 87	$ 98	$ 131	$ 167	$ 201
Adjusted EBITDA as a percentage of revenues before reimbursable expenses	10.3%	10.8%	11.6%	12.3%	13.5%

1. Refer to Huron's Annual Report on Form 10-K for the year ended December 31, 2024 for the definitions of the reconciling items.
2. 2020 net income (loss) from continuing operations and net income (loss) from continuing operations as a percentage of total revenues includes the non-cash goodwill impairment charge related to our legacy Strategy and Innovation and Life Sciences reporting units.

© 2023 Huron Consulting Group Inc. and affiliates

H U R O N I 7 6 © 2023 Huron Consulting Group Inc. and affiliates. Reconciliations of Non-GAAP Measures(1) Reconciliation of net income (loss) from continuing operations to adjusted net income from continuing operations (in millions, except earnings per share) 20242023202220212020 $ 117$ 62$ 76$ 63$ (24)Net income (loss) from continuing operations 1920212222Weighted average shares – diluted $ 6.27$ 3.19$ 3.64$ 2.89$ (1.08)Diluted earnings (loss) per share (EPS) from continuing operations Add back: 7811913Amortization of intangible assets 1012101221Restructuring and other charges (12)----2024 litigation settlement gain 1(0)(0)0(0)Other (gains) / losses, net -26(27)-(2)Unrealized (gains) / losses on preferred stock investment ----60Goodwill impairment charges (4)--(32)2(Gain) / loss on sales of businesses 30021Transaction-related expenses (1)(12)22(23)Tax effect 434(4)(6)72Total adjustments, net of tax $ 120$ 96$ 71$ 57$ 48Adjusted net income from continuing operations 1920212222Adjusted weighted average shares – diluted $ 6.47$ 4.91$ 3.43$ 2.61$ 2.15Adjusted diluted EPS from continuing operations 1. Refer to Huron's Annual Report on Form 10-K for the year ended December 31, 2024 for the definitions of the reconciling items.

HURON | 77

Reconciliations of Non-GAAP Measures[1]

Reconciliation of cash from operating activities to free cash flow *(in millions)*

	2020	2021	2022	2023	2024
Cash from operating activities	$ 137	$ 18	$ 85	$ 135	$ 201
Less: Capital expenditures	(17)	(16)	(24)	(35)	(33)
Free cash flow	$ 120	$ 2	$ 61	$ 100	$ 169
Add back: Life Sciences divestiture[2]	-	19	-	-	-
Adjusted free cash flow [A]	$ 120	$ 21	$ 61	$ 100	$ 169
Weighted average shares – diluted [B]	22	22	21	20	19
End of period stock price [C]	$ 58.95	$ 49.90	$72.60	$102.80	$124.26
Free cash flow yield (A / B / C)	9.3%	1.9%[3]	4.0%	4.9%	7.3%

1. Refer to Huron's Annual Report on Form 10-K for the year ended December 31, 2024 for the definitions of the reconciling items.
2. 2021 free cash flow is adjusted for the impact of our Life Sciences divestiture, which excludes transaction-related employee and third-party costs as well as estimated tax payments and net working capital adjustments.
3. 2021 free cash flow yield is lower than historical amounts, reflecting record low DSO as of December 31, 2020 and the pull forward of certain cash receipts into Q4 2020, the repayment in 2021 of 2020 FICA deferrals under the CARES ACT, and a DSO higher than our target of 60 days as of December 31, 2021 due to the impact of certain larger projects with extended contractual payment terms.

© 2023 Huron Consulting Group Inc. and affiliates.